Exhibit 10(bb)(i)

FIRST AMENDMENT TO THE

NORTHROP GRUMMAN CORPORATION

SUPPLEMENTAL RETIREMENT REPLACEMENT PLAN

This amendment to the January 1, 2008 restatement of the Northrop Grumman Corporation Supplemental Retirement Replacement Plan (the “Plan”) adds Appendix B to the Plan, effective as of the adoption of this amendment, to read as follows:

APPENDIX B – COMMITTEES AND APPOINTMENTS

Notwithstanding anything to the contrary in this Plan, the Chief Executive Officer of Northrop Grumman Corporation shall appoint, and shall have the power to remove, the members of (1) an Administrative Committee that shall have responsibility for administering the Plan (as such responsibilities are described in Section 4.1 of the Plan) and (2) an Investment Committee that shall have responsibility for overseeing any rabbi trusts or other informal funding for the Plan.

IN WITNESS WHEREOF, Northrop Grumman Corporation has caused this Amendment to be executed by its duly authorized representative on this 25 day of October 2011.

NORTHROP GRUMMAN CORPORATION

By:	/s/ Debora L. Catsavas
Debora L. Catsavas Vice President, Compensation, Benefits & International Human Resources